Filed pursuant to Rule 424(b)(3)
                                                             Reg No. 333-83266

PROSPECTUS SUPPLEMENT NO. 12
(To Prospectus filed with the Securities and Exchange Commission (the "Commission") under cover of a Registration Statement on Form F-3 on February 20, 2002, as supplemented and amended by Prospectus Supplement No. 1, filed with the Commission on May 1, 2002, Prospectus Supplement No. 2, filed with the Commission on May 31, 2002, Prospectus Supplement No. 3, filed with the Commission on June 7, 2002, Prospectus Supplement No. 4, filed with the Commission on July 25, 2002, Prospectus Supplement No. 5, filed with the Commission on September 26, 2002, Prospectus Supplement No. 6, filed with the Commission on December 12, 2002, Prospectus Supplement No. 7, filed with the Commission on January 17, 2003, Prospectus Supplement No. 8, filed with the Commission on January 31, 2003, Prospectus Supplement No. 9, filed with the Commission on February 13, 2003, Prospectus Supplement No. 10, filed with the Commission on March 6, 2003, and Prospectus Supplement No. 11, filed with the Commission on April 8, 2003.)

                               ASML Holding N.V.
                          30,814,576 Ordinary Shares

         This Prospectus Supplement No. 12 supplements and amends the Prospectus relating to 30,814,576 of our ordinary shares, issuable upon conversion of our 5.75% convertible subordinated notes due 2006, as filed with the Commission under cover of a Registration Statement on Form F-3 on February 20, 2002, as supplemented by Prospectus Supplement No. 1, filed with the Commission on May 1, 2002, Prospectus Supplement No. 2, filed with the Commission on May 31, 2002, Prospectus Supplement No. 3, filed with the Commission on June 7, 2002, Prospectus Supplement No. 4, filed with the Commission on July 25, 2002, Prospectus Supplement No. 5, filed with the Commission on September 26, 2002, Prospectus Supplement No. 6, filed with the Commission on December 12, 2002, Prospectus Supplement No. 7, filed with the Commission on January 17, 2003, Prospectus Supplement No. 8, filed with the Commission on January 31, 2003, Prospectus Supplement No. 9, filed with the Commission on February 13, 2003, Prospectus Supplement No. 10, filed with the Commission on March 6, 2003, and Prospectus Supplement No. 11, filed with the Commission on April 8, 2003.

         The table on pages 13 through 16 of the Prospectus (as supplemented and amended) sets forth information with respect to the selling securityholders and the respective number of ordinary shares to be beneficially owned by each selling securityholder upon conversion of the 5.75% convertible subordinated notes due 2006 and that may be offered pursuant to the Prospectus (as supplemented and amended). This Prospectus Supplement No. 12 amends that table by replacing the information in the table with respect to McMahan Securities Co. L.P. including the number of shares to be owned by it upon conversion of 5.75% convertible surbordinated notes due 2006 with the items set forth below.


----------------------------------------------------------------------------------------------------------------
          Selling Securityholder         Number of Ordinary Shares to be Owned     Percentage of Total Amount
                                           Upon Conversion of 5.75% Convertible       of Ordinary Shares
                                            Subordinated Notes due 2006 and           outstanding as of
                                                  Offered Hereby                      December 31, 2001
----------------------------------------------------------------------------------------------------------------
McMahan Securities Co. L.P.                           53,590                              *
500 West Putnam Avenue, 3rd Floor
Greenwich, CT 06830-6086
----------------------------------------------------------------------------------------------------------------
*Less than 1%


         The Prospectus, together with Prospectus Supplement Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11 and this Prospectus Supplement No. 12, constitutes the Prospectus required to be delivered by Section 5(b) of the Securities Act of 1933 with respect to offers and sales of ordinary shares, nominal value Euro
0.02 per share, issuable upon conversion of our 5.75% convertible subordinated notes due 2006.

         Prospective investors should carefully consider matters discussed under the caption "Risk Factors" beginning on page 1 of the Prospectus.

         Neither the Securities and Exchange Commission nor any U.S. state securities regulators have approved or disapproved of these securities or determined if this Prospectus Supplement No. 12 is truthful or complete. Any representation to the contrary is a criminal offense.

         The date of this Prospectus Supplement No. 12 is May 28, 2003.